UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified In Its Charter)

BIGLARI CAPITAL CORP.

THE LION FUND II, L.P.

BIGLARI HOLDINGS INC.

FIRST GUARD INSURANCE COMPANY

SOUTHERN PIONEER PROPERTY AND CASUALTY INSURANCE COMPANY

BIGLARI REINSURANCE LTD.

BIGLARI INSURANCE GROUP INC.

SARDAR BIGLARI

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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Biglari Capital Corp., together with the other participants named herein (collectively, “Biglari”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit AGAINST votes on the election of certain directors of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), at the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”).

Item 1: On November 7, 2025, Biglari issued the following press release:

Egan-Jones Recommends Leadership Change at Cracker Barrel: To Vote AGAINST the Election of Five Incumbent Directors, Including CEO Julie Masino

Egan-Jones Recommends Cracker Barrel Shareholders Vote AGAINST the Election of CEO Julie Masino, Chairman Carl Berquist, and Directors Gilbert Dávila, t, Gisel Ruiz and Darryl Wade

Egan-Jones Recognizes Urgent Need for Leadership Change Given Cracker Barrel’s Lagging TSR, Financial Underperformance, Operational Challenges, and Management and Strategy Execution Failures

The Proxy Advisor Warns that Cracker Barrel Faces a Classic “Death Spiral” Emphasizing that Time is of the Essence to Reverse Course

Biglari Capital Urges Shareholders to Join Its Efforts in Voting AGAINST the Election of Certain Cracker Barrel Directors on the GOLD proxy card at the Upcoming Annual Meeting

San Antonio, TX, Nov 7, 2025 /PRNewswire/ -- Biglari Capital Corp. (together with its affiliates, “Biglari Capital”) today announced that independent proxy advisory firm, Egan-Jones Ratings Company (“Egan-Jones”), has recommended that stockholders vote AGAINST the election of five incumbent nominees of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (NASDAQ: CBRL) at the Company’s upcoming annual meeting of shareholders, scheduled to be held on November 20, 2025 (the “Annual Meeting”).

In its report, Egan-Jones* (emphasis added):

Highlighted the Company’s chronic underperformance, rising operating costs, declining guest traffic and significant earnings decline:

-	“Since early 2020, Cracker Barrel’s TSR has declined by 70%, significantly trailing its restaurant peers, including Brinker, Darden, and Texas Roadhouse, as well as the broader market. This persistent lag and widening TSR gap highlight Cracker Barrel’s inability to navigate macroeconomic and industry challenges as effectively as its competitors.”

-	“While revenue has seen modest growth, net income has fallen nearly 80% in FY2025. Operating and net margins have consistently deteriorated….. We believe that Cracker Barrel’s continued underperformance suggests a deteriorating financial position, raising significant concerns about the Company’s long-term profitability and overall balance sheet strength.”

-	“Operating expenses have grown 31% since 2017, outpacing revenue growth of 19%. Declining guest traffic has created a “death spiral” dynamic: high fixed costs and capital expenditures are straining profitability, while reduced traffic further limits cash flow needed for maintenance and reinvestment.”

-	“market capitalization has fallen roughly 50% since Masino’s appointment. The Company’s rebranding missteps, including a controversial logo change, further undermined consumer sentiment and led to a significant decline in traffic and share price.”

-	“The lack of significant progress suggests that management’s strategic initiatives have failed to restore growth or investor confidence, underscoring the compelling need for stronger leadership execution and board oversight.”

Warned of the “Death Spiral” that Cracker Barrel management has unleashed:

-	“Cracker Barrel faces a classic restaurant “death spiral.” With high fixed costs, even small declines in traffic can significantly impact profits. Its aging stores also demand expensive upkeep — new décor, flooring, HVAC, and infrastructure — creating a cycle of falling traffic and rising costs.

Cracker Barrel finds itself in a precarious position – if it does not make the required capital expenditures to maintain its existing facilities, the restaurants will become dilapidated, and earnings will continue to fall, potentially becoming negative. At that point, Cracker Barrel may no longer have the cash necessary for capital expenditures and will have no option but to sell or restructure. Therefore, time is of the essence for Cracker Barrel to reverse course.”

Validated Biglari Capital’s assertions that the Strategic Transformation Plan is NOT working:

-	“Despite [management’s] efforts, guest traffic continues to fall — down 3% in FY2025 and 5% in FY2024. Net income remains well below pre-pandemic levels, and the market capitalization has fallen roughly 50% since Ms. Masino’s appointment.”

In response to the [rebranding] incident, the Company lowered its FY2026 guidance, projecting revenue between $3.35 and $3.45 billion and traffic declines of 4–7%, both representing deterioration from prior expectations.”

-	“[M]ore than halfway through the plan’s three-year timeline, it is deeply concerning that the Company has yet to deliver tangible results. The lack of measurable progress raises serious doubts about the effectiveness of management’s strategy and its ability to execute meaningful change. Cracker Barrel risks ongoing value erosion and financial underperformance, which could undermine the Company’s efforts to rebuild its brand reputation and uphold its legacy.”

Recommended shareholders vote “AGAINST” CEO Julie Masino and long tenured Cracker Barrel directors Berquist, Dávila, Ruiz, and Wade:

-	“Given the company’s weak FY2026 projections and the continued destruction of shareholder value, we recommend withholding votes from long-tenured directors — Berquist, Dávila, Ruiz, and Wade — as well as CEO Julie Masino, under whose leadership shareholders have lost approximately $1 billion in value.”

-	“We recommend WITHHOLDING votes from the named directors and CEO to signal the need for urgent change.”

Your vote is important, no matter how many or how few shares of common stock you own. Biglari Capital urges you to sign, date, and return the GOLD proxy card today.

Stockholders who have questions or require assistance in voting their GOLD Proxy Card, or those who require copies of Biglari Capital’s proxy materials, should contact: Saratoga Proxy Consulting LLC at (888) 368-0379 or info@saratogaproxy.com

*Permission to use quotations from the Egan-Jones report was neither sought nor obtained.

Additional Information

Biglari Capital has filed a definitive proxy statement and accompanying GOLD proxy card with the SEC to be used to solicit proxies to vote AGAINST certain directors in connection with the Annual Meeting. Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to Biglari. These materials and other materials filed by Biglari Capital with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Biglari Capital with the SEC are also available, without charge, by directing a request to Biglari Capital’s proxy solicitor, Saratoga Proxy Consulting, at its toll-free number (888) 368-0379 or via email at info@saratogaproxy.com.

Contacts

Stockholders:

Saratoga Proxy Consulting LLC

John Ferguson & Joseph Mills

(212) 257-1311/(888) 368-0379

info@saratogaproxy.com

Item 2: On November 7, 2025, Biglari posted the following to X (formerly known as Twitter):

Additional Information

Biglari has filed a definitive proxy statement and accompanying GOLD proxy card with the SEC to be used to solicit proxies to vote AGAINST certain directors in connection with the Annual Meeting. Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to Biglari. These materials and other materials filed by Biglari with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Biglari with the SEC are also available, without charge, by directing a request to Biglari’s proxy solicitor, Saratoga Proxy Consulting, at its toll-free number (888) 368-0379 or via email at info@saratogaproxy.com.